
<ARTICLE> UT
<LEGEND>
This schedule contains summary financial information extracted from SEC form  10-Q and is qualified in its entirety by reference to such financial statements.  The financial statements are unaudited but, in the opinion of PSE&G's management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER> 1000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1994
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   11,157,269
<OTHER-PROPERTY-AND-INVEST>                    387,204
<TOTAL-CURRENT-ASSETS>                       1,344,131
<TOTAL-DEFERRED-CHARGES>                     1,590,009
<OTHER-ASSETS>                                       0
<TOTAL-ASSETS>                              14,478,613
<COMMON>                                     2,563,003
<CAPITAL-SURPLUS-PAID-IN>                      534,395
<RETAINED-EARNINGS>                          1,387,931
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,485,329
<PREFERRED-MANDATORY>                          360,000
<PREFERRED>                                    384,994
<LONG-TERM-DEBT-NET>                         4,585,543
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                 633,283
<LONG-TERM-DEBT-CURRENT-PORT>                    2,000
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                     53,283
<LEASES-CURRENT>                                     0
<OTHER-ITEMS-CAPITAL-AND-LIAB>               3,974,181
<TOT-CAPITALIZATION-AND-LIAB>               14,478,613
<GROSS-OPERATING-REVENUE>                    4,195,955
<INCOME-TAX-EXPENSE>                           267,700<F1>
<OTHER-OPERATING-EXPENSES>                   3,146,365
<TOTAL-OPERATING-EXPENSES>                   3,412,392
<OPERATING-INCOME-LOSS>                        783,563
<OTHER-INCOME-NET>                              10,894<F1>
<INCOME-BEFORE-INTEREST-EXPEN>                 794,457
<TOTAL-INTEREST-EXPENSE>                       307,524
<NET-INCOME>                                   503,074
<PREFERRED-STOCK-DIVIDENDS>                     26,044
<EARNINGS-AVAILABLE-FOR-COMM>                  477,030
<COMMON-STOCK-DIVIDENDS>                       381,300
<TOTAL-INTEREST-ON-BONDS>                      270,946
<CASH-FLOW-OPERATIONS>                         912,437
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>State Income Taxes of $2,490 and Federal Income Taxes for Other Income  of $1,673 were incorporated into this line item for FDS purposes.  In the referenced financial statements,
State Income Taxes are included in Taxes - Other and Federal Income Taxes for Other Income
are included in Other Income - Miscellaneous.

